                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE                            CONTACT: Phil Zacheretti
                                                 Senior Vice President
                                                 Marketing and Advertising
                                                 (423) 922-1123


              REGAL CINEMAS COMPLETES MERGER WITH ACT III THEATRES
                BECOMING THE LARGEST THEATRE CIRCUIT IN THE WORLD

Knoxville, Tennessee; Portland, Oregon; New York, New York and Dallas, Texas (August 26, 1998) --- Hicks, Muse, Tate & Furst Incorporated (Hicks Muse) and Kohlberg Kravis Roberts & Co. (KKR) announce the completion of the merger between Regal Cinemas, Inc. (Regal) and Act III Theatres effective Wednesday, August 26.

Regal (previously acquired by Hicks Muse & KKR ) is currently the second largest motion picture exhibitor in North America. Prior to the merger completion, Regal operated 2,458 screens at 259 locations in the following 23 states: Alabama, Arkansas, California, Delaware, Florida, Georgia, Indiana, Kentucky, Louisiana, Maryland, Michigan, Mississippi, New Jersey, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, Tennessee, Virginia, Washington and West Virginia.

Act III Theatres (previously acquired by Hicks Muse & KKR) operates 835 screens at 130 locations in the following 7 states: Alaska, Idaho, Missouri, Nevada, Oregon, Texas and Washington.

With the merger, there will be 3,293 screens at 389 theatres in 29 states making the combined enterprise the largest motion picture exhibitor in the world.




                                  -----END-----